Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 15, 2003, relating to the financial statements and financial highlights which appears in the November 30, 2002 Annual Report of the OCM Gold Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 28, 2003

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 15, 2003, relating to the financial statements and financial highlights which appears in the November 30, 2002 Annual Report of the PIA Short-Term Government Securities Fund, PIA Total Return Bond Fund and PIA Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 28, 2003